SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2002

WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6936-3 (Commission File Number)	95-1797918 (I.R.S. Employer Identification No.)
1061 Cudahy Place, San Diego, California 92110 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (619) 275-1400

No Changes to name or address.
(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

        On October 2, 2002, a legal action was filed against the registrant by Michael William Granese, a Florida citizen, on behalf of himself and all others similarly situated, to seek damages allegedly arising out of the use of automatic toilet bowl cleaners ("ATBCs") sold by the registrant. ATBCs are marketed and sold by the registrant under the brand names, 2000 Flushes and X-14.

        The plaintiff seeks to certify a class of plaintiffs consisting of consumers in the state of Florida who, since September 1, 1998, have purchased and used ATBCs sold by the registrant and who, at the time of the first use of such products, had a product warranty for a toilet in which such products were used. The plaintiff alleges that the product warranty for such toilet may have been voided by the use of the registrant's ATBC. In addition to damages attributed to the value of the lost product warranty, plaintiff seeks damages for the purchase price of the ATBC which is allegedly unfit for its intended purpose.

        The legal action includes allegations of negligent omission of information concerning the potential loss of product warranties and alleged violations of the Florida Deceptive and Unfair Trade Practices Act (Fla. Stat. §§501.201 - 501.213) for failing to inform consumers of the potential loss of product warranties. The plaintiff seeks punitive and/or treble damages in addition to actual or compensatory damages, as well as costs and attorneys fees as may be provided for by Florida law.

        The registrant believes that the action is without merit and that class certification should be denied. The registrant responds promptly to consumer complaints relating to all of its products.

SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 COMPANY (REGISTRANT)
DATE: OCTOBER 18, 2002	/S/ MICHAEL J. IRWIN Michael J. Irwin Chief Financial Officer (Principal Financial Officer)